UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C., 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)
August 4, 2006

CITY HOLDING COMPANY
(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 0-17733

West Virginia	55-0169957
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

25 Gatewater Road, Cross Lanes, WV 25313
(Address of Principal Executive Offices, Including Zip Code)

304-769-1100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On August 4, 2006, City Holding Company (the “Company”) issued a news release, attached as Exhibit 99, announcing that its wholly-owned subsidiary City National Bank of West Virginia (the “Bank”) had entered into a definitive agreement with Elan Financial Services (“Elan”), a wholly owned subsidiary of U.S. Bancorp (NYSE:USB), to provide credit card services to the Company’s retail customers on a going forward basis. Under the terms of the agreement, Elan will purchase the Bank’s existing credit card portfolio and will subsequently issue credit cards under the Bank’s name. As of June 30, 2006, the Bank had approximately $14 million in credit card balances. Under the terms of the agreement, the Bank will sell approximately $11.5 million of its credit card receivables to Elan. The transaction is expected to result in an estimated pre-tax gain to the Company in excess of $3.4 million.

The news release furnished as Exhibit 99.1 and incorporated herein by reference, is being furnished pursuant to this Item 8.01and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and it shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this Current Report on Form 8-K.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1	News Release issued August 4, 2006

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated: August 6, 2006	City Holding Company

By:	/s/ David L. Bumgarner
David L. Bumgarner
Chief Financial Officer